                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As Independent Public Accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/  MACDADE ABBOT LLP

Paoli, Pennsylvania
January 14, 1998